McGlen Micro Inc.
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                                  Exhibit 15.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference of our report, dated April 14, 1999, relating to the financial statements of McGlen Micro, Inc., previously filed in Adrenalin Interactive, Inc.'s Definitive 14A Proxy Statement filed with the SEC on October 6, 1999, in this current report on Form 8-K of McGlen Internet Group dated January 14, 2000.


/s/Singer Lewak Greenbaum & Goldstein, LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 14, 2000

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